September 16, 2019

VERB TECHNOLOGY COMPANY, INC.

2210 Newport Boulevard

Suite 200

Newport Beach, California 92663

Re: Verb Technology Company, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as securities counsel to Verb Technology Company, Inc., a Nevada corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer and sale by certain stockholders of the Company identified in the Registration Statement (the “Selling Stockholders”) of (i) up to 3,245,162 shares of common stock, $0.0001 par value (“Common Stock”), issuable upon the conversion of the Company’s Series A convertible preferred stock (the “Series A Preferred Stock”) and (ii) 3,245,162 shares of Common Stock issuable upon the conversion of certain warrants (the “Warrants”) issued to the Selling Stockholders (together with the shares of Common Stock underlying the Series A Preferred Stock, the “Securities”). The Selling Stockholders acquired the Series A Preferred Stock and the Warrants pursuant to a securities purchase agreement, dated August 14, 2019, between the Company and each of the Selling Stockholders (the “Purchase Agreement”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed without independent verification: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness, and authenticity of certificates of public officials; (v) that each natural person signing any document reviewed by us had the legal capacity to do so; and (vi) the due authorization, execution, and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

The following opinion assumes that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) the Company will remain validly existing and in good standing under the laws of the State of Nevada, (c) at the time any Securities are issued or delivered, (i) there will not have occurred any change in the law or in the Company’s Articles of Incorporation or Bylaws affecting the issuance or delivery of such Securities and (ii) no relevant corporate actions will have been modified or rescinded, (d) the Company will have received legally sufficient consideration for all Securities in accordance with the terms of the Purchase Agreement, (e) the Securities will be issued within the limits of the then-remaining authorized but unreserved and unissued number of shares of Common Stock under the Articles of Incorporation, (f) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Nevada Revised Statutes; and (g) any prospectus supplement describing the Securities registered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission.

Based upon and subject to the foregoing, we are of the opinion that the Securities have been duly authorized for issuance by the Company and, when issued, delivered, and paid for as described in the Purchase Agreement, will be validly issued, fully-paid, and non-assessable.

Our opinions herein are expressed solely with respect to the federal laws of the United States and the Nevada General Corporation Law (including the statutory provisions and all applicable provisions of the Nevada Constitution and the reported judicial cases interpreting those laws currently in effect). Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter and the opinions expressed herein are for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement (the “Prospectus”). In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus, within the meaning of the term “expert,” as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder. Our opinions are expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities, or the Registration Statement. The opinions are expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We bring to your attention that our legal opinions are an expression of professional judgment and are not a guarantee of result.

Very truly yours,

/s/ Baker & Hostetler LLP